EXHIBIT 23.1

                                                        Brightman Almagor
                                                        1 Azrieli Center
                                                        Tel Aviv 67021
                                                        P.O.B. 16593
                                                        Tel Aviv 61164
                                                        Israel

                                                        Tel: +972 (3) 608 5555
                                                        Fax: +972 (3) 609 4022
                                                        info@deloitte.co.il
                                                        www.deloitte.co.il

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-130168) of InkSure Technologies Inc. (the "Company"), our report, dated March 21, 2007, relating to our audit of the financial statements of the Company as of December 31, 2006 and for the year ended December 31, 2006 contained in this Annual Report on Form 10-KSB.


/s/ Brightman Almagor & Co.
Brightman Almagor & Co.
Certified Public Accountants,
A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
March 21, 2007